Exhibit 99.1

For: Authentidate Holding Corp.

Investor Contacts:

Todd Fromer / Garth Russell

KCSA Strategic Communications

212-896-1215 / 212-896-1250

tfromer@kcsa.com / grussell@kcsa.com

Authentidate Holding Corp. Announces Results From

Annual Meeting of Stockholders

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Board of directors elects J. Edward Sheridan as chairman of the board

BERKELEY HEIGHTS, NJ, May 21, 2009 – Authentidate Holding Corp. (Nasdaq: ADAT), a worldwide provider of secure workflow management software and web-based services, today announced the results from the company’s Annual Meeting of Stockholders held on Wednesday, May 20, 2009, at the company’s headquarters located in Berkeley Heights, NJ.

Stockholders approved the re-election of the following individuals to serve on Authentidate’s Board of Directors: J. Edward Sheridan, Charles C. Johnston, J. David Luce, Ranjit C. Singh and John J. Waters. Shareholders also approved an amendment to the 2001 Non-Executive Director Stock Option Plan, which increases the percentage of cash compensation that the non-executive directors can elect to receive in shares of restricted common stock of Authentidate to 100% of the cash compensation payable to a non-executive director.

In addition, the Board of Directors of the company elected J. Edward Sheridan as non-executive chairman. Mr. Sheridan has acted as interim non-executive chairman of the Board of Directors since F. Ross Johnson stepped down from the position in March 2009. Following his appointment to non-executive chairman of the Board of Directors, Mr. Sheridan was replaced as chairman of the audit committee by Charles C. Johnston and as chairman of the nominating and corporate governance committee by Ranjit C. Singh.

About Authentidate Holding Corp.

Authentidate Holding Corp. is a worldwide provider of secure Health Information Exchange and workflow management services. The company’s software and web-based services enable healthcare organizations and other enterprises to increase revenues, improve productivity and reduce costs by eliminating paper and manual work steps from clinical, administrative and other processes and enhancing compliance with regulatory requirements. The web-based services are delivered as Software as a Service (Saas) to customers. These solutions incorporate rules-based electronic forms, intelligent routing, transaction management, electronic signatures, identity credentialing, content authentication and automated audit trails. Both web and fax based communications are integrated into automated and trusted workflow solutions. The company has offices in the United States and Germany. In the United States we offer our patent pending content authentication technology in the form of the United States Postal Service® Electronic Postmark® (EPM).

For more information, visit the company’s website at http://www.authentidate.com.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the company’s ability to implement its business plan for various applications of its technologies, related decisions by the USPS, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the company or any other person that the objectives and plans of the company will be achieved.

Authentidate is a registered trademark of Authentidate Holding Corp. and Inscrybe is a trademark of Authentidate Holding Corp. All other trade names are the property of their respective owners.

This press release is available on the KCSA Strategic Communications Web site at www.kcsa.com.

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